Exhibit 99.1

Physicians Insurance Company of Wisconsin Shareholders Approve Merger
                     into ProAssurance Corporation

    BIRMINGHAM, Ala. & MADISON, Wis.--(BUSINESS WIRE)--July 26, 2006--ProAssurance Corporation (NYSE:PRA) and Physicians Insurance Company of Wisconsin, Inc. (PIC Wisconsin) jointly announced today that PIC Wisconsin's shareholders have approved PIC Wisconsin's merger into ProAssurance. The approval came at today's special meeting of shareholders in which an overwhelming majority of votes cast were in favor of the transaction.
    PIC Wisconsin's merger into ProAssurance is expected to be declared effective at 12:01 AM CDT on August 1, 2006. Each share of PIC Wisconsin common stock will be converted into shares of ProAssurance common stock having a value of $5,000. The number of shares of ProAssurance common stock to be issued per PIC Wisconsin share will be determined after the close of normal NYSE trading on Monday, July 31, 2006, which is the end of a ten-day pricing period for valuing ProAssurance stock for purposes of this transaction. Instructions for submitting PIC Wisconsin shares for conversion will be mailed to shareholders no later than August 14, 2006.
    ProAssurance's Chairman and CEO, A. Derrill Crowe, M.D., stated, "We're delighted to be able to bring PIC Wisconsin into the ProAssurance group of companies. PIC Wisconsin has a tradition of physician-focused service that has earned it tremendous policyholder loyalty. Bringing PIC Wisconsin into our group allows us to add to our business in our targeted states of Illinois, Iowa, Kansas and Wisconsin while expanding our operations into Minnesota, Nebraska, South Dakota, and Nevada. We think it's a real strategic fit for us."
    William T. Montei, PIC Wisconsin's President and CEO, echoed Dr. Crowe's thoughts, "ProAssurance's long-term commitment to its policyholders and its balance sheet strength will allow us to ensure that our policyholders continue to receive the highest level of claims defense and customer service."
    William J. Listwan, M.D., Chairman of PIC Wisconsin, highlighted the benefits of the transaction to PIC Wisconsin shareholders. He said, "This transaction meets our twin goals of ensuring the future of PIC Wisconsin for our insureds and giving our shareholders liquidity and financial flexibility."

    About ProAssurance

    ProAssurance Corporation is the nation's fourth largest writer of medical professional liability insurance through our principal subsidiaries The Medical Assurance Company, Inc., ProNational Insurance Company, NCRIC, Inc., and Red Mountain Casualty Insurance Company, Inc. We also write professional liability coverage through Woodbrook Casualty Insurance Company, Inc.
    A.M. Best assigns a rating of "A-" (Excellent) to the ProAssurance Group and our principal professional liability subsidiaries, except NCRIC, Inc., which is rated B++ (Very Good). Standard & Poor's assigns our principal professional liability carriers a rating of "A-" ("Strong") but has not yet issued a rating for NCRIC, Inc. Fitch assigns a rating of "A-" to ProAssurance.

    Caution Regarding Forward-Looking Statements

    This news release contains historical information as well as forward-looking statements that are based upon our estimates and anticipation of future events that are subject to certain risks and uncertainties that could cause actual results to vary materially from the expected results described in the forward-looking statements. The words "anticipate," "believe," "estimate," "expect," "hope," "hopeful," "intend," "may," "optimistic," "preliminary," "project," "should," "will" and similar expressions are intended to identify these forward-looking statements. There are numerous important factors that could cause our actual results to differ materially from those in the forward-looking statements. Thus, sentences and phrases that we use to convey our view of future events and trends are expressly designated as forward-looking statements as are sections of this news release clearly identified as giving our outlook on future business. These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, among other things, the following important factors that could affect the actual outcome of future events:

    -- General economic conditions, either nationally or in our market area, that are worse than expected;

    -- regulatory and legislative actions or decisions that adversely affect our business plans or operations;

    --  price competition;

    --  inflation and changes in the interest rate environment;

    -- the performance of financial markets and/or changes in the securities markets that adversely affect the fair value of our investments or operations;

    -- changes in laws or government regulations affecting medical professional liability insurance;

    --  changes to our ratings assigned by rating agencies;

    --  the effects of managed health care;

    -- uncertainties inherent in the estimate of loss and loss adjustment expense reserves and reinsurance, and changes in the availability, cost, quality, or collectibility of reinsurance;

    -- significantly increased competition among insurance providers and related pricing weaknesses in some markets;

    -- our ability to achieve continued growth through expansion into other states or through acquisitions or business combinations;

    -- changes in accounting policies and practices that may be adopted by our regulatory agencies and the Financial
        Accounting Standards Board;

    --  changes in our organization, compensation and benefit plans;
        and

    -- any other factors listed or discussed in the reports we file with the Securities and Exchange Commission under the Securities Exchange Act of 1934.

    Factors relating to the proposed transaction with PIC Wisconsin:

    -- The business of ProAssurance and PIC Wisconsin may not be combined successfully, or such combination may take longer to accomplish than expected;

    -- the cost savings from the merger may not be fully realized or may take longer to realize than expected; and

    -- operating costs, customer loss and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected.

    Our results may differ materially from those we expect and discuss in any forward-looking statements. The principal risk factors that may cause these differences are described in various documents we file with the Securities and Exchange Commission, including the Registration Statement filed on February 15, 2006 and our Form 10K for the year ended December 31, 2005.
    We wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and wish to advise readers that the factors listed above could affect our financial performance and could cause actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. We do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

    CONTACT: ProAssurance
             Investor Relations:
             Frank B. O'Neil, 800-282-6242 or 205-877-4461
             foneil@ProAssurance.com
             or
             PIC Wisconsin
             Marketing Director
             Jill Johnson, 608-826-5865
             jjohnson@PICWisconsin.com